EXHIBIT 99.1

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                                  NEWS RELEASE
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[LOGO]
MOCON(R)
                                                    FOR MORE INFORMATION CONTACT
FOR IMMEDIATE RELEASE                               DANE ANDERSON, CFO/VP
NOVEMBER 20, 2002                                   763-493-6370
                                                    www.mocon.com


                    MOCON ANNOUNCES STOCK REPURCHASE PROGRAM
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MINNEAPOLIS, MN, NOVEMBER 20, 2002 - MOCON, INC. (Nasdaq:MOCO) announced today that its Board of Directors has authorized a stock repurchase program. Under the terms of the program, up to $2,000,000 of the Company's common stock may be purchased. Any repurchases that are made will be done through open market purchases and/or privately negotiated transactions, at prices not exceeding the market price at the time of the purchase. Depending on market conditions and other factors, purchases may be commenced or suspended at any time without prior notice.

"MOCON's strong balance sheet and cash flow allows us to fund repurchases of our common stock, while at the same time continuing to invest in growth through our existing businesses, and to explore focused acquisitions," said CEO Robert L. Demorest.

MOCON is a leading provider of instrumentation and consulting and laboratory services to medical, pharmaceutical, food and other industries worldwide. See WWW.MOCON.COM for more information.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the above statements regarding growth and acquisitions, and can otherwise be identified by words such as "will," "may," "expect," "believe," "anticipate," "estimate," "continue," or other similar expressions. There are important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements made in this press release. These factors include, but are not limited to, uncertainties relating to competition and technological change, worldwide economic and political stability, setbacks in product development programs, slower-than-anticipated customer acceptance of new products, dependence on certain key industries, risk associated with the Company's acquisition strategy and international operations, and other factors set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and other filings with the Securities and Exchange Commission.

   MOCON'S SHARES ARE TRADED ON THE NASDAQ STOCK MARKET UNDER THE SYMBOL MOCO.
                 MOCON is a registered trademark of MOCON, Inc.